EXHIBIT 99.1

Cosmos Health Secures Bond Loan from European Bank on Very Competitive Terms, with Option to Upsize to Support Growth and Achieve Positive Operating Cash Flow

CHICAGO, IL / ACCESSWIRE / January 28, 2025 / Cosmos Health Inc. (“Cosmos Health” or the “Company’’) (NASDAQ:COSM), a diversified, vertically integrated global healthcare group engaged in innovative R&D, owner of proprietary pharmaceutical and nutraceutical brands, manufacturer and distributor of healthcare products, and operator of a telehealth platform, announced today that, on January 27, 2025, its wholly owned subsidiary, CosmoFarm S.A. (the “Issuer” or “CosmoFarm”), entered into an agreement with a European bank to issue a €2,200,000 (approximately $2,293,830) secured bond (the “Loan”).

Proceeds from the Loan are intended to support the Company’s strategic growth initiatives and provide funding for general corporate purposes, including working capital.

Loan Key Terms

The Loan is expected to be issued concurrently in two separate tranches of €700,000 (“Series A Bonds”) and €1,500,000 (“Series B Bonds”) and will be secured by CosmoFarm’s wholly owned building. The Series A Bonds will be repayable in ten (10) equal semi-annual installments, while the Series B Bonds will be repayable in full upon the Loan’s maturity.

The Loan matures on January 27, 2030, and carries an interest rate of 2.95% plus the applicable 6-month Euribor rate, payable semi-annually.

The Company has the ability to upsize its secured bond issuance, as an additional financing tool, to raise further capital, offering ongoing flexibility to support its goal of achieving positive operating cash flow.

Greg Siokas, CEO of Cosmos Health, stated: “The issuance of this bond underscores the strength and flexibility of our assets. By leveraging our properties, we have secured a non-dilutive source of capital on very competitive terms, providing robust support for our strategic initiatives. In fact, we have the ability to further leverage our various properties at Cosmos to raise additional non-dilutive capital as we work toward achieving positive operating cash flow status.”

About Cosmos Health Inc.

Cosmos Health Inc. (Nasdaq:COSM), incorporated in 2009 in Nevada, is a diversified, vertically integrated global healthcare group. The Company owns a portfolio of proprietary pharmaceutical and nutraceutical brands, including Sky Premium Life®, Mediterranation®, bio-bebe®, C-Sept® and C-Scrub®. Through its subsidiary Cana Laboratories S.A., licensed under European Good Manufacturing Practices (GMP) and certified by the European Medicines Agency (EMA), it manufactures pharmaceuticals, food supplements, cosmetics, biocides, and medical devices within the European Union. Cosmos Health also distributes a broad line of pharmaceuticals and parapharmaceuticals, including branded generics and OTC medications, to retail pharmacies and wholesale distributors through its subsidiaries in Greece and the UK. Furthermore, the Company has established R&D partnerships targeting major health disorders such as obesity, diabetes, and cancer, enhanced by artificial intelligence drug repurposing technologies, and focuses on the R&D of novel patented nutraceuticals, specialized root extracts, proprietary complex generics, and innovative OTC products. Cosmos Health has also entered the telehealth space through the acquisition of ZipDoctor, Inc., based in Texas, USA. With a global distribution platform, the Company is currently expanding throughout Europe, Asia, and North America, and has offices and distribution centers in Thessaloniki and Athens, Greece, and in Harlow, UK. More information is available at www.cosmoshealthinc.com, www.skypremiumlife.com, www.cana.gr, www.zipdoctor.co, as well as LinkedIn and X.

Forward-Looking Statements

With the exception of the historical information contained in this news release, the matters described herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by, or that otherwise, include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could”, are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements, involve unknown risks and uncertainties that may individually or materially impact the matters discussed, herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the impact of the COVID-19 pandemic and the war in Ukraine, on the Company’s business, operations and the economy in general, and the Company’s ability to successfully develop and commercialize its proprietary products and technologies. Readers are cautioned not to place undue reliance on these forward- looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update, or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

BDG Communications

cosm@bdgcommunications.com

+44 207 0971 653